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                                                                    EXHIBIT 10.4


                                TENTH AMENDMENT
                                    TO THE
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              WEEKS REALTY, L.P.

     THIS TENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. (the "Amendment") is entered into as of April 3, 1998, by and among WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner"), WEEKS CORPORATION, a Georgia corporation (the "Company"), and SANFORD H. ORKIN, an individual resident of the State of Georgia, and BARBARA H. ORKIN, an individual resident of the State of Georgia, not individually, but solely (i) as Trustee of the Sherri Orkin Life Trust U/A with Sanford H. Orkin dated December 27, 1973, (ii) as Trustee of the Laurie Orkin Life Trust U/A with Sanford H. Orkin dated December 27, 1973, (iii) as Trustee of the Michael Orkin Life Trust U/A with Sanford H. Orkin dated December 27, 1973, and (iv) as Trustee of the Kenneth Orkin Life Trust U/A with Sanford
H. Orkin dated December 27, 1973 (Sanford H. Orkin and Barbara H. Orkin are collectively referred to hereafter as the "Contributors" and "Contributor" shall hereafter mean any one of the Contributors).

                                 RECITALS
                                 --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership. The General Partner is the sole general partner of the Partnership and is a wholly owned subsidiary of the Company. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996, as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, the Second Amendment to the Partnership Agreement dated December 31, 1996, the Third Amendment to the Partnership Agreement dated January 31, 1997, the Fourth Amendment to the Partnership Agreement dated August 1, 1997, the Fifth Amendment to the Partnership
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Agreement dated October 7, 1997, the Sixth Amendment to the Partnership
Agreement dated October 27, 1997, the Seventh Amendment to the Partnership Agreement dated as of December 30,1997 and effective as of August 1, 1997, the Eighth Amendment to the Partnership Agreement dated January 9, 1998, and the Ninth Amendment to the Partnership Agreement dated January 22, 1998 (the "Partnership Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

     Pursuant to the agreements and instruments listed or referred to on Exhibit A hereto (the ("Transaction Documents"), and the transactions effected by the Transaction Documents, effective as of the date hereof the Contributors have contributed, directly or indirectly, certain properties to the capital of the Partnership.

     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited Partner) to admit additional Limited Partners to the Partnership for such Capital Contributions as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.

     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of the Contributors as Limited Partners of the Partnership, and the Contributors wish to enter into this Amendment to memorialize their agreement as to certain matters relating to their becoming Limited Partners of the Partnership.

                                 AGREEMENT
                                 ---------

     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy

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and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Admission.  The Contributors are hereby admitted to the Partnership as
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Limited Partners, effective as of the date hereof, and each of the Contributors hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof.

     2.  Capital Contributions.  The Contributors are agreed to have made, as of
         ---------------------
the date hereof, the Capital Contributions set forth on Exhibit B hereto. The agreed to gross fair market values of any property other than money contributed by each of the Contributors, which shall be such property's initial Gross Asset Value, are shown on Exhibit B.

     3.  Initial Partnership Units; Rights.
         ---------------------------------

          (a) The Partnership Units attributable to the Partnership Interests of the Contributors, effective upon their admission as Limited Partners at the date hereof, are as set forth on Exhibit B hereto, and the Partnership Agreement is hereby amended to reflect the Contributors' having such Partnership Units.

          (b) The Partnership does hereby grant to each of the Contributors, and each of them does hereby accept, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to them pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights are governed solely by this Amendment and Exhibit D hereto, and none of the Contributors shall have any rights with respect to the "Rights" provided for in Section 11.1 and Exhibit B-1 to the Partnership Agreement. The Rights granted hereunder may be exercised by any one or more of the Contributors, on the terms and subject to the

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     conditions and restrictions contained in Exhibit D hereto, upon delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.

     4.  Restated Percentage Interests.  After giving effect to the admission of
         -----------------------------
the Contributors as Limited Partners at the date hereof, the Percentage Interests of the Contributors have been reflected on Exhibit C hereto, and the Partnership Agreement is hereby amended accordingly.

     5.  Future Contributions.  The parties acknowledge that, pursuant to and
         --------------------
subject to the terms and conditions of the Transaction Documents, the Contributors may make additional Capital Contributions. Concurrently with any such additional Capital Contribution, the General Partner shall supplement this Amendment by executing and attaching hereto supplements to Exhibits B and C (which shall be captioned "Exhibit B-1," "Exhibit B-2," "Exhibit C-1," "Exhibit C-2," and so on and shall identify the Capital Contribution to which each relates) that will, respectively, reflect (to the extent determinable at such time) the Capital Contribution made by the Contributors at that time, the initial Gross Asset Value of any property other than money included in such Capital Contribution, the additional Partnership Units attributable to the Partnership Interest associated with such Capital Contribution, and the resulting restated Percentage Interests of all of the Partners. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this Amendment.

     6.  Proration of Distributions.  Notwithstanding any contrary provision of
         --------------------------
the Partnership Agreement, including, without limitation, Section 6.2 thereof, the Contributors agree that the distribution of Net Operating Cash Flow made for the calendar quarter in which the Partnership Units are issued, by reason of each Capital Contribution made pursuant to the

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Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such Partnership Units under the terms of the Partnership Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date of issuance of the Partnership Units and ending on the last day of such calendar quarter and the denominator of which is the total number of days in the calendar quarter in which the Partnership Units are issued.

     7.  Tax Considerations.
         ------------------

          (a) During the five-year period commencing on the date hereof, the General Partner agrees that in the event it elects to cause the Partnership to sell or otherwise convey any of the properties contributed to the Partnership pursuant to this Amendment (each, a "Contributed Property"), the General Partner will structure any such sale or conveyance of a Contributed Property as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code, as amended (the "Code"), to the extent such sale or conveyance would result in the recognition of gain for federal income tax purposes by one or more of the Contributors; provided, however, that, so long as the General Partner and the Partnership comply with the terms and provisions of subparagraph (c) below, the foregoing limitation shall not apply to the Company or the Partnership and shall not be binding on any successor in interest to the Company or the Partnership if the Company or the Partnership (i) agrees to sell all or substantially all of its assets (collectively, a "Bulk Sale") or (ii) agrees to any merger, consolidation, reorganization, liquidation or similar transaction (collectively, a "Merger").

          (b) During the period between the fifth (5th) anniversary of the date hereof and the tenth (10th) anniversary of the date hereof, the General Partner agrees that in the event it elects to cause the Partnership to sell or otherwise convey any Contributed Property, the Partnership hereby agrees to provide reasonable advance notice to the Contributors of any such sale or other conveyance and, together with the Contributors, to use commercially reasonable, good faith efforts to structure any such sale or conveyance of a Contributed Property in a manner

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which the Contributors believe will avoid any substantial adverse federal income tax consequences to Contributors resulting from such transaction; provided, however, that, so long as the General Partner and the Partnership comply with the terms and provisions of subparagraph (c) below, the foregoing limitation shall not apply to the Company or the Partnership and shall not be binding on any successor in interest to the Company or the Partnership if the Company or the Partnership (i) agrees to a Bulk Sale or (ii) agrees to a Merger. If, after such commercially reasonable, good faith efforts as provided in the immediately preceding sentence, the General Partner determines in good faith, after taking into consideration the objectives of both the Partnership and the Contributors, that it is not in the best interest of the Partnership to structure such transaction in a manner which the Contributors believe will achieve the objective of avoiding any substantial adverse federal income tax consequences to the Contributors resulting from such transaction, the General Partner may cause the Partnership to consummate such transaction, without the consent of the Contributors, it being acknowledged, however that in no event shall this sentence or such consummation without the consent of the Contributors be deemed a waiver or release by the Contributors of any rights or remedies available to them for any failure by the Partnership to consider in a commercially reasonable, good faith manner Contributors' tax objectives in structuring the transaction as described above. Notwithstanding the foregoing, the Partnership expressly acknowledges and agrees that in respect of any proposed sale of the Contributed Property or any portion thereof during the period between the fifth
(5th) anniversary of the date hereof and the tenth (10th) anniversary of the date hereof, that is not incident to a Bulk Sale or Merger: (x) the Partnership shall reserve with its prospective purchaser the right to consummate the sale by means of a tax-deferred exchange under Section 1031 of the Code; (y) the Partnership shall reserve with its prospective purchaser the right to convey the Contributed Property or applicable portion thereof to Contributors or any of the persons or entities composing Contributors (the "Contributor Parties") prior to the consummation of such sale so that such sale is consummated by the Contributor Parties; and (z) at the option of the Contributor Parties, the Partnership shall convey the Contributed Property or applicable portion thereof to the Contributor Parties prior to the consummation of such sale, provided that
(A) the Contributor Parties pay to the Partnership an amount equal to the net

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proceeds that would have been received by the Partnership in connection with such sale (which payment may be made, at the sole option and election of the Contributor Parties, by the payment of cash, by the tender of Partnership Units for redemption at their fair market value at the date of tender, or any combination of the foregoing in any proportion), and (B) the Contributor Parties assume the obligations of the Partnership under the applicable documents to consummate the sale. The Contributors shall be responsible for any Georgia Realty Transfer Tax liability accruing to the Partnership as a result of the transfers described in the immediately preceding sentence.

          (c) During the ten (10)-year period commencing on the date hereof, the Partnership hereby agrees to provide reasonable advance notice to the Contributors of any such proposed Bulk Sale or Merger and, together with the Contributors, to use commercially reasonable, good faith efforts to structure the transaction in a manner which the Contributors believe will avoid any substantial adverse federal income tax consequences to the Contributors resulting from such transaction. If, after such commercially reasonable, good faith efforts, the General Partner determines in good faith, after taking into consideration the objectives of both the Partnership and the Contributors, that it is not in the best interest of the Partnership to structure such transaction in a manner which would achieve the objective of avoiding any substantial adverse federal income tax consequences to the Contributors resulting from such Bulk Sale or Merger, the General Partner may cause the Partnership to consummate the Bulk Sale or Merger, without the consent of the Contributors, it being acknowledged, however that in no event shall this sentence or such consummation without the consent of the Contributors be deemed a waiver or release by the Contributors of any rights or remedies available to them for any failure by the Partnership to consider in a commercially reasonable, good faith manner Contributors' tax objectives in structuring the proposed Bulk Sale or Merger as described above.

          (d) Contributors acknowledge and agree that the Partnership and the General Partner have made no representations or assurances to the Contributors of the tax consequences of any course of action taken under paragraphs 7(a), 7(b) or 7(c) hereof at the request of

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Contributors designed to minimize or avoid substantial adverse financial federal income tax consequences to Contributors and the Contributors bear the risk thereof entirely.

     8.  Miscellaneous.  This Amendment shall be governed by and construed in
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conformity with the laws of the State of Georgia.  For the purposes of the notice provisions of the Partnership Agreement, the address of each of the Contributor is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

                         WEEKS REALTY, L.P., a Georgia limited
                         partnership

                         By:  Weeks GP Holdings, Inc., a Georgia
                              corporation, its Sole General Partner


                              By:  /s/ Forrest W. Robinson
                                  ----------------------------
                                  Name:
                                  Title:  President/COO


                         CONTRIBUTORS:

                              /s/ Sanford H. Orkin
                         -------------------------------------
                         SANFORD. H. ORKIN, individually


                             /s/ Barbara H. Orkin
                         -------------------------------------
                         BARBARA H. ORKIN, as Trustee of the Sherri Orkin Life Trust U/A with Sanford H. Orkin, dated December, 1973,
                         (ii) as Trustee of the Laurie Orkin Life Trust U/A with Sanford H. Orkin, dated December 27, 1973, (iii) as Trustee of the Michael Orkin Life Trust U/A with Sanford H. Orkin, dated December 27, 1973, and (iv) as Trustee of the Kenneth Orkin Life Trust U/A with Sanford H. Orkin, dated December 23, 1973

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                         Solely to evidence its agreement to its undertakings
                         in Exhibit D hereto:

                         WEEKS CORPORATION


                         By:  /s/ Forrest R. Robinson
                            ----------------------------------
                            Name:
                            Title:  President/COO

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